UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2011

MedClean Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

3 Trowbridge Drive
Bethel, CT 06801
(Address of principal executive offices, including zip code)

(203) 798-1080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2011, MedClean Technologies, Inc. (the “Company”), entered into a Director Agreement (the “Director Agreement”) with Constance A. Nelson, pursuant to which Ms. Nelson was appointed (i) to the Company’s board of directors (the “Board”) and (ii) as Chairman of the Board’s audit committee.  The term of the Director Agreement is for a period of one year, commencing August 1, 2011.  The Director Agreement may, at the option of the Board, be automatically renewed on such date that Ms. Nelson is re-elected to the Board.  Under the Director Agreement, Ms. Nelson is to be paid 5,000,000 stock options on an annual basis which vest quarterly.

The above description of the Director Agreement does not purport to be complete and is qualified in its entirety by reference to such Director Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On July 31, 2011, Joseph Esposito resigned from his position on the Board pursuant to the expiration of his consultant agreement.  A copy of Mr. Esposito’s resignation letter is attached hereto as Exhibit 17.1 and incorporated herein in its entirety by reference.

Election of Director

On August 1, 2011, the Board appointed Ms. Nelson as a member of the Board and Chairman of the Board’s audit committee.  In connection with the appointment, on August 1, 2011, the Company entered into a Director Agreement as described above in Item 1.01.

Below is a description of Ms. Nelson’s relevant business experience:

Connie Nelson, age 62, Director

Ms. Nelson combines over 30 years of experience in accounting, internal audit, and management in the fields of manufacturing, government and higher education.  From 2000 through 2011, she has held positions including Controller, Accounting Manager, Director of Financial Accounting, and Director of Finance for Exide Technologies, a global manufacturing company.  From 1996 through 1999 she was Finance Director for the City of Pinecrest, Florida.  From 1981 to 1996 she held positions with the State of Tennessee including Assistant Commissioner for the Department of Commerce and Insurance, Vice President of Business and Finance for Tennessee State University, and Director of Internal Audit for the Department of General Services. She has an undergraduate degree from David Lipscomb University and an MBA from Tennessee State University.

The Company believes that Ms. Nelson’s broad range of experience in accounting and management fields over the past 30 years make her a valuable member to the Board and the Board’s audit committee.

Family Relationships

There is no family relationship between Ms. Nelson and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Director Agreement, dated August 1, 2011, by and between MedClean Technologies, Inc. and Constance A. Nelson

17.1	Resignation Letter of Joseph Esposito, dated July 31, 2011

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCLEAN TECHNOLOGIES, INC.

Dated: August 3, 2011	By:	/s/ David Laky
Name: David Laky
Title: Chief Executive Officer